EXHIBIT 99.3

HADRO RESOURCES, INC. (Frankfurt Exchange - HD1, (WKN: 626679, ISIN:
                       US4050071053); OTC BB - HDRS)
FOR IMMEDIATE RELEASE  Reno, Nevada
                                                                October 17, 2002

  Hadro Resources, Inc. common stock is traded on the Frankfurt Stock Exchange
 (FWB) under the symbol HD1, (WKN: 626679) and on the OTC Bulletin Board in the
                      United States under the symbol HDRS.
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             HADRO RESOURCES, INC. ANNOUNCES OIL AND GAS ACQUISITION

Planned Acquisition: HADRO RESOURCES, INC., ("the Company") (symbol OTCBB: HDRS,
Frankfurt: HD1) announced that on October 11, 2002, the Company executed an agreement in principle to acquire a 100% interest in the outstanding common shares of Petrogen, Inc., a Colorado Corporation ("Petrogen"). Petrogen is an energy company specializing in the development of domestic energy. Petrogen has operations based in Houston, Texas, and is committed to developing into a leading independent oil and gas competitor through systematically expanding operations, increasing yearly revenues and booking new reserves. The acquisition will require the issue of approximately 7,000,000 restricted common shares. The Company contemplates a name, trading symbol and CUSIP number change commensurate with its new business direction in conjunction with planned restructuring and change of control. The Company has filed an Information Statement pursuant to section 14(C) of the Securities Exchange Act of 1934.

About Petrogen: Petrogen has assembled a group of highly qualified professionals from the oil and gas industry that possess international energy company and independent operator experience. The management team has an acute understanding in assessing viable prospect opportunities and the ability to negotiate the most favorable project agreements that present the highest possible upside potential to Petrogen. Petrogen has acquired, to date, estimated net reserves of 23.5 billion cubic feet gas (BCFG) and 935,000 barrels of oil (BO) of proven developed non-producing (PDNP) and proven undeveloped (PUD) reserves. Additional probable reserves are estimated to be 28.9 BCFG and 985,000 BO. It is presently contemplated that Petrogen's affiliated company will retain a 10% carried interest in all projects undertaken by Petrogen.

Petrogen's immediate efforts are focused on placing its shut-in gas wells located on its properties in the states of Texas, Mississippi and Wyoming back into production, and to immediately implement additional development operations on these same properties with the commencement of drilling new wells into proven undeveloped reserves.

Petrogen is also currently working in collaboration with its affiliated company to complete the acquisition of four additional property opportunities that fall within the same criteria of providing Petrogen with immediate proven developed revenue stream potential and undeveloped reserve upside. Petrogen plans to commence a major development initiative upon its Texas Gulf Coast property, Hawes Field, in the spring of 2003, under which the drilling of several new wells is planned to place back into production a gross natural gas reserve of
12.8 BCFG. Petrogen's current projects include:

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EMILY HAWES FIELD, MATAGORDA ISLAND, CALHOUN COUNTY, TEXAS (95% WI / 77.5% NRI)

The Emily Hawes Field project is located within the prolific oil and gas producing Miocene-Frio Trend of the Texas Gulf Coast, renowned as one of the most prolific gas producing regions in the world. Discovered in 1984, three wells have been drilled and completed as gas producers at Emily Hawes Field resulting in gas production of approximately 16 MMCFGD from multiple Miocene sands between 6,190' and 6,450'. Of a total 14.6 BCFG of proven reserves, only
1.795 BCFG were exploited when the wells became shut-in, leaving an approximate
12.8 BCFG of proven reserves available for further development. Analysis strongly suggests that these sands will also be productive with probable reserves estimated to be 28.8 BCFG and 1.57 MMBO.

The Emily Hawes Field has been developed by the drilling of three gas wells. These wells were abandoned before they were depleted because of associated sand production. In excess of 12 billion cubic feet of proven gas reserves remain to be produced. To realize these existing proven reserves, Petrogen plans to drill offset wells, utilizing proper completion techniques to control sand production. Utilizing data derived from the new wells, step-out locations are planned to be drilled to efficiently and economically drain the reservoir. Optimistically, an estimated 9 wells may be required to completely develop the Miocene reservoir. Future drilling may include a well to test the oil and gas potential of multiple sands in the Frio.

"Dunn & Swan Tracts", BAXTERVILLE FIELD, LAMAR AND MARION COUNTIES, MISSISSIPPI (50% WI~75% NRI-Gas / 75% WI~ 75% NRI-Oil)

The Baxterville Field Project is located approximately 80 miles north of New Orleans, Louisiana, and approximately 100 miles south of Jackson, Mississippi. These leases occupy the north flank of the prolific oil and gas producing Baxterville Field. Petrogen's interests include a 75% working interest (WI) ~ 75 % net revenue interest (NRI) in all oil developments and a 50% WI ~ 75% NRI on all gas developments upon portions of the U.S. Gas Systems "Dunn & Swan Tracts".

The Baxterville Field Project represents an outstanding opportunity to immediately develop low-risk, low-cost oil and gas reserves. Petrogen plans a twofold development strategy commencing during late 2002, early 2003 to realize the existing gross reserves of 403,000 barrels of oil and 11.25 billion cubic feet gas: first, Petrogen plans to re-enter and re-complete the four existing shut-in wells located on the two tracts. To date, these four wells have produced a total of 489,000 BO and 11 BCFG, and combined represent a total of 5-8 re-completion opportunities from within the gas sands in the Wilcox, Midway, and Eagle Ford formations, and multiple oil producing sands in the Tuscaloosa Formation. Petrogen plans to develop six additional drilling locations with an estimated 1.5 MMBO of additional recoverable proven undeveloped reserves. Petrogen also controls the Hooper Lease acreage position consisting of one production unit (40 acres) directly adjacent to the Dunn & Swan Tracts. The Hooper Lease Project, which is currently capable of producing approximately fifteen barrels of oil per day, is a valuable addition to Petrogen's ongoing Baxterville Field acquisition strategy. This is due primarily to geophysical log analysis of the Hooper well-bore indicating potentially productive gas zones in the Eagleford Sandstone and Selma Chalk formations, which subsequently represents, in combination with the Dunn & Swan Tracts, to open up at least two additional potential proven undeveloped well site drilling locations. Each drilling location represents an additional 1 billion cubic feet of proven undeveloped gas reserves. With Petrogen's ongoing plans to acquire additional lease positions within the legal limits of Baxterville Field, including that of the recent Dunn & Swan Tracts acquisition, the Hooper Lease becomes a key component to Petrogen's development of Eagleford Sandstone and Selma Chalk gas reserves within the Baxterville Field area.

BROWN GOVERNMENT LEASE, ENOS CREEK FIELD, HOT SPRINGS COUNTY, WYOMING (100% WI ~77.5% NRI)

The Brown Government Lease is located on Coronado's 440 acre prospect within Enos Creek Field, Hot Springs County, Wyoming. It contains three existing shut-in well-bores of which Petrogen plans to recomplete to extract the remaining proven reserves of 2.6 BCFG from three producing Frontier Sands. Additional unproven reserves within the Torchlight formation of 1.07 BCFG and within the Cody Sands of 3.8 BCFG provide for low-risk exploration opportunities upon the Property through cost effective shallow drilling development operations. Additionally, a further 9.25 BCFG of PDNP and PUD reserves within an Area of Mutual Interest (AMI) (100% WI ~ 75% NRI) can be developed in all three Frontier Sands, including the recompletion of one additional shut-in gas well. Combined Frontier formation proven reserves within the Property and the AMI total 11.85 BCFG.

Petrogen's first phase of re-development operations on the Brown Government Lease is focused exclusively upon the remaining recoverable gas reserves within multiple Frontier sands. Gas production may be re-established by re-working and returning to production the three existing shut-in gas wells. These wells will be evaluated relative to completion zones, completion methods, and production parameters. If current completed intervals are deemed depleted, then new zones may be perforated and completed. Phase two includes the acquisition of additional leases within the AMI, the recompletion of one productive shut-in well-bore, and the drilling of two additional wells. These wells also target remaining recoverable reserves within the Frontier Formation. Phase three will evaluate potential reserves in the Torchlight and Cody formation. Existing well bores will be utilized to test the productive potential of theses two zones with additional wells being drilled if needed.

About the Company: Hadro Resources, Inc. is a natural resource exploration company engaged in the acquisition of oil and natural gas properties for exploration and development in the United States.

For further information:
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Contact: Marcus Johnson, Investor Relations, Investor Communications
International, Inc.
Phone: (800) 209-2260 or (360) 332-1644   Fax: (360) 332-1643
www.hadroresources.com

SAFE HARBOR STATEMENT

Forward-looking statements in this release are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties, including, without limitation, commodity prices of precious metals and actual results differing materially from projections because of geological factors, operation factors, government regulations or factors relied upon from independent sources, may either negatively or positively impact exploration or mining operations. Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual results in the future periods to differ materially from forecasted results. The Company assumes no obligation to update the information in this release.